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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on From SB-2 of The Recovery Network, Inc. of our report dated June 30, 1997 relating to the financial statements of FMS Productions, Inc. As of and for the years ended April 30, 1997 and 1996, which appears in such Prospectus.

                                           /s/ Bartlett, Pringle & Wolf, LLP

Santa Monica, California
June 28, 1999